Exhibit 4.03

                          (Form of Rights Certificate)

Certificate No. R-                                          _____________ Rights

THE RIGHTS ARE SUBJECT TO REDEMPTION OR MANDATORY EXCHANGE, AT THE OPTION OF THE CORPORATION, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. RIGHTS BENEFICIALLY OWNED BY ACQUIRING PERSONS OR AFFILIATES OR ASSOCIATES THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR TRANSFEREES OF ANY OF THE FOREGOING WILL BE VOID.

                               Rights Certificate

                               PARKERVISION, INC.

This certifies that _____________________________, or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms, provisions and conditions of the Stockholder Protection Rights Agreement, dated as of November 21, 2005 (as amended from time to time, the "Rights Agreement"), between ParkerVision, Inc., a Florida corporation (the "Corporation"), and American Stock Transfer & Trust Company, as rights agent (the "Rights Agent," which term shall include any successor rights agent under the Rights Agreement), to purchase from the Corporation at any time after the Separation Time (as such term is defined in the Rights Agreement) and prior to the Close of Business on November 21, 2015, one ten-thousandth (1/10,000) of a fully paid share of Series E Preferred Stock, par value $1.01 per share (the "Preferred Stock"), of the Corporation (subject to adjustment as provided in the Rights Agreement) at the Exercise Price referred to below, upon presentation and surrender of this Rights Certificate with the Form of Election to Exercise duly executed at the principal office of the Rights Agent. The Exercise Price shall initially be $45.00 per Right and shall be subject to adjustment in certain events as provided in the Rights Agreement.

In certain circumstances described in the Rights Agreement, the Rights evidenced hereby may entitle the registered holder thereof to purchase securities of an entity other than the Corporation or securities (including Common Stock) or assets of the Corporation other than Preferred Stock, all as provided in the Rights Agreement.

This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Corporation and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the principal office of the Corporation and are available without cost upon written request. Capitalized terms used in this Rights Certificate and not otherwise defined herein shall have the meanings ascribed to such terms in the Rights Agreement.

This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates surrendered. If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

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

Subject to the provisions of the Rights Agreement, each Right evidenced by this Certificate may be (a) redeemed by the Corporation under certain circumstances, at its option, at a redemption price of $.01 per Right or (b) exchanged by the Corporation under certain circumstances, at its option, for one share of Common Stock (or one ten-thousandth (1/10,000) of a share of Preferred Stock) per Right (or, in certain cases, other securities or assets of the Corporation), subject in each case to adjustment in certain events as provided in the Rights Agreement.

No holder of this Rights Certificate, as such, shall be entitled to receive dividends or be deemed for any purpose the holder of any securities which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised or exchanged as provided in the Rights Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Corporation.

Date:___________________________

ATTEST:                                   PARKERVISION, INC.


_______________________________           By:_____________________________
Secretary                                       Chief Executive Officer

Countersigned:

-------------------


By:____________________________
       Authorized Officer


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


                  [Form of Reverse Side of Rights Certificate]

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
              holder desires to transfer this Rights Certificate.)

FOR VALUE RECEIVED,_______________________________ hereby sells, assigns and transfers unto

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                  (Please print name and address of transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ______________________, attorney-in-fact, to transfer the within Rights Certificate on the books of the within-named Corporation, with full power of substitution.

Dated:________________________, _____

Signature Guaranteed:                  ____________________________________
                                       Signature
                                       (Signature must correspond to name as
                                       written upon the face of this Rights
                                       Certificate in every particular, without alteration or enlargement or any change whatsoever)

Signatures must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.

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                            (To be completed if true)

The undersigned hereby represents, for the benefit of the Corporation and all holders of Rights and shares of Common Stock, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

                                          ------------------------------------
                                          Signature

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                                     NOTICE

In the event the certification set forth above is not completed in connection with a purported assignment, the Corporation will deem the Beneficial Owner of the Rights evidenced by the enclosed Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) or a transferee of any of the foregoing and accordingly will deem the Rights evidenced by such Rights Certificate to be void and not transferable or exercisable.


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


                   [To be attached to each Rights Certificate]

                          FORM OF ELECTION TO EXERCISE

      To be executed if holder desires to exercise the Rights Certificate.)

TO: PARKERVISION, INC.

The undersigned hereby irrevocably elects to exercise ________________ whole Rights represented by the attached Rights Certificate to purchase the shares of Series E Preferred Stock (or such other securities as shall be designated by ParkerVision) issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of and delivered to:

            Name:____________________________________________________________

            Address:_________________________________________________________

                    _________________________________________________________

            Social Security or other Taxpayer ID No.: _______________________

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

            Name:____________________________________________________________

            Address:_________________________________________________________

                    _________________________________________________________

            Social Security or other Taxpayer ID No.: _______________________

Dated:____________________, ________

Signature Guaranteed:               _________________________________________
                                    Signature

                                    (Signature must correspond to name as
                                    written upon the face of this Rights
                                    Certificate in every particular, without alteration or enlargement or any change whatsoever)


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


Signatures must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.

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                            (To be completed if true)


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


The undersigned hereby represents, for the benefit of the Corporation and all holders of Rights and shares of Common Stock, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

                                    -----------------------------------------
                                      Signature

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                                     NOTICE

In the event the certification set forth above is not completed in connection with a purported election to exercise, , the Corporation will deem the Beneficial Owner of the Rights evidenced by the enclosed Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) or a transferee of any of the foregoing and accordingly will deem the Rights evidenced by such Rights Certificate to be void and not transferable or exercisable.


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